Redacted - Fees have been excluded because they are both (1) not material and (2) would likely cause competitive harm to the Registrant if publicly disclosed.

AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of August 22, 2025 (the “Effective Date”), to the Second Amended and Restated Custody Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).
RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties had previously entered into an Amended and Restated Custody Agreement, dated December 6, 2012 (the “AR Custody Agreement”);

WHEREAS, the parties desire to amend the Agreement to update the fee schedule and the following fund names for Scharf Investments, LLC to reflect their conversion into exchange traded funds; and
    Scharf ETF (formerly, Scharf Fund)
    Scharf Global Opportunity ETF (formerly, Scharf Global Opportunity Fund)
WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, Exhibit V to the Agreement is hereby superseded and replaced by the Exhibit for Scharf Investments, LLC attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Jeff Rauman	By: /s/ Greg Farley
Name: Jeff Rauman	Name: Greg Farley
Title: President	Title: Senior Vice President
Date: 7/18/25	Date: 7/22/2025

ADVISORS SERIES TRUST
Custody Agreement
Exhibit for Scharf Investments, LLC

Name of ETF Series and Applicable Fees
Scharf ETF
Scharf Global Opportunity ETF

Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Scharf Investments, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Fee Based Upon Market Value Per Fund*
[ ] basis point on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Average daily market value of all long securities and cash held in the portfolio subject to annual basis point fee
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
    $[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
    $[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
    $[ ] – Option/SWAPS/future contract written, exercised or expired
    $[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
    $[ ] – Physical security transaction
    $[ ] – Check disbursement (waived if U.S. Bank is Administrator)
    $[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
    $[ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
    $[ ] Per Non-USD wire.
    $[ ] Per 3rd party FX settled at U.S. Bank
    $[ ] Monthly charge on zero valued securities (Per ISIN)
    $[ ] Per Proxy Vote cast.
    $[ ] Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
    See Additional Services Fee schedule for global servicing
    $[ ] per Sub Advisor
    $[ ] per Segregated Custody Account
    Class Action Services - $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ]
    No Charge for the initial conversion free receipt
    Overdrafts- charged to the account at prime interest rate plus [ ] unless a line of credit is in place
    Fund of Fund expenses quoted separately

    Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g. compliance with new liquidity risk management and reporting requirements).

    Bank Loan Services - $[ ] annual base fee per account

    *Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
    Fees are calculated pro rata and billed monthly.
1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard [ ] basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
    A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
    Global Filing: $[ ] per annum
    U.S. Domestic Filing: $[ ] per annum (Only ADRs)
    3rd Party Tax Service Provider: $[ ] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
    Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
    Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
    A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
    SWIFT reporting and message fees.
1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Non- Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Finland	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
France	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Germany	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Greece	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
			Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

ADVISORS SERIES TRUST
Custody Agreement
Exhibit for Scharf Investments, LLC (Continued)

Name of Mutual Fund Series and Applicable Fees
Scharf Multi-Asset Opportunity Fund Scharf Alpha Opportunity Fund
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Scharf Investments, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Fee Based Upon Market Value Per Fund*
[ ] basis point on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Average daily market value of all long securities and cash held in the portfolio subject to annual basis point fee
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[ ] /Book entry DTC transaction/Federal Reserve transaction/principal paydown
$[ ] /U.S. Bank repo agreement transaction, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] /Option/SWAPS/future contract written, exercised or expired
$[ ] /Mutual fund trade/Fed wire/margin variation Fed wire
$[ ] /physical transaction
$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

    A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
    Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
    See Additional Services Fee schedule for global servicing.
    $[ ] per Sub Advisor
    $[ ] per Segregated Custody Account
    Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
    No charge for the initial conversion free receipt.
    Overdrafts – charged to the account at prime interest rate plus [ ] unless a line of credit is in place.
    Fund of Fund expenses quoted separately.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Bank Loan Services - $[ ] annual base fee per account

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule at January 2019

Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee
Argentina	All	[ ]	$[ ]	Guinea Bissau	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Benin		[ ]		Ireland	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Ivory Coast	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Burkina Faso	All	[ ]		Jordan	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Cayman Islands*	All	[ ]		Kenya	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Channel Islands*	All	[ ]		Kuwait	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
China	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ecuador	All	[ ]		Mexico	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Euromarkets**	All	[ ]		Netherlands	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Safekeeping and transaction fees are assessed on security and currency transactions.
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value: <$[ ]: [ ]bp, >$[ ] and <$[ ]: [ ] bps; >[ ]: [ ] bps.
**Euromarkets - Non-Eurobonds: Surcharges vary by local market.
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

    [ ]–[ ] foreign securities: $[ ]; [ ]–[ ] foreign securities: $[ ]; Over [ ] foreign securities: $[ ]
    Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).
    For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
    Charges incurred by U.S. Bank N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, account opening fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
    A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
    SWIFT reporting and message fees.
    Tax reclaims that have been outstanding more than [ ]([ ]) months will be charged $[ ] per claim.

Adviser’s Signature below acknowledges approval of the fee schedules on this Exhibit for Scharf Investments, LLC.

Scharf Investments, LLC

By: /s/Jason Marcus
Name: Jason Marcus
Title: Chief Operating Officer
Date: 7/17/2025 | 1:25:56 PM PDT